Exhibit 23.2


Independent Auditors' Consent

We consent to the use in this Amendment No. 2 to Registration Statement No. 333-95697 of PSEG Energy Holdings Inc. of our report dated April 7, 2000, appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


Deloitte & Touche LLP


Parsippany, New Jersey
May 26, 2000